Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Petro Stopping Centers Holdings, L.P. (the “Company”), that to his knowledge:

(1) The Annual Report on Form 10-K/A of the Company for the year ended December 31, 2004 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the SEC as an exhibit to the Report. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: September 19, 2005	/s/ J.A. Cardwell, Sr.
(J.A. Cardwell, Sr.)
Chairman and Chief Executive Officer

Date: September 19, 2005	/s/ Edward Escudero
(Edward Escudero)
Chief Financial Officer and Secretary